UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 24, 2012

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4235 Commerce Street, Little River, South Carolina		29566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (843) 390-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.     Unregistered Sales of Equity Securities.

On January 24, 2012, Integrated Environmental Technologies, Ltd. (the “Company”) sold to an institutional investor common stock units that in aggregate consisted of 8,750,000 shares of the Company’s common stock, $.001 par value (the “Common Stock”), and a warrant to purchase 8,750,000 shares of Common Stock, for an aggregate purchase price of $700,000, or $0.08 per share. The warrants have a three year term, are exercisable at $0.10 per share and were exercisable at the date of issuance. The quoted market price of the Common Stock on the date of closing this transaction was $0.08 per share. The Company incurred offering costs of $70,000 in connection with this transaction.

In connection with the issuance of the Common Stock and the warrant to purchase Common Stock described above, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES.LTD.
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance
President and Chief Executive Officer

Date:  January 27, 2012